UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934
HEALTHSPRING, INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-1821898
(State of incorporation or organization)	(IRS Employer Identification No.)

44 Vantage Way, Suite 300
Nashville, Tennessee	37228
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of	If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act	securities pursuant to Section 12(g) of the Exchange Act and
and is effective pursuant to General Instruction A.(c),	is effective pursuant to General Instruction A.(d),
please check the following box. ☒	please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-128939
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on which
to be so Registered	Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURES

Item 1. Description of Registrant’s Securities to be Registered.
The description of the common stock, $0.01 par value per share, of HealthSpring, Inc. (the “Registrant”) to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus constituting a part of the Registration Statement on Form S-1 (No. 333-128939) originally filed by the Registrant with the Securities and Exchange Commission on October 11, 2005, as amended, which is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes a description of the securities to be registered hereunder shall be deemed to be incorporated by reference into this Registration Statement.
Item 2. Exhibits.
Not applicable.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 30, 2006	HEALTHSPRING, INC. ———————————————— (Registrant)
	By:	/s/ J. Gentry Barden
		Name:	J. Gentry Barden
		Title:	Senior Vice President, Corporate General Counsel and Secretary

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